Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2003-1G TRUST

   Quarterly Noteholders Report Related to the February 27, 2004 Distribution

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                                                         A2 Notes:         USD $652,681,592.40
                                                                           AUD $1,095,007,152.01
Aggregate principal amount of each class of notes as     B1 Notes:         USD $13,488,752.91
at the first day after the payment date occurring
during the collection period                             AUD $21,584,403.19
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Aggregate amount of interest payable on each class of    A2 Notes:         USD $2,375,761.00

notes on the payment date                                B1 Notes:         USD $68,875.07
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Aggregate of principal payments to be made in respect
to each class of notes on payment date being 27th        A2 Notes:         USD $40,557,294.45
February 2004                                            B1 Notes;         USD $838,184.09
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Income for the collection period                         AUD $21,421,582.85
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $102,057,551.00
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Expenses of the trust for the period                     AUD $18,726,791.83
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $25,588,366.00
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Interest rates (US all in) applicable for period         A2 Notes:         1.39000%
ending 26th May 2004                                     B1 Notes:         1.97000%
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The Scheduled and Unscheduled payments of principal      Scheduled         AUD $1,300,224.00
during the Collection period                             Unscheduled       AUD $100,757,327.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         18 February 2004: AUD $1,140,525,402.00
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29           1.49%
period                                                                    30-59          0.58%
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